Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2017

FINANCIAL AND OPERATIONAL RESULTS; PROVIDES 2018 TO 2020 OUTLOOK

Fourth-quarter highlights

•	Delivered reported production of 440,000 barrels of oil equivalent (BOE) per day and adjusted production of 362,000 BOE per day;

•	Achieved U.S. production of 222,000 BOE per day, at the high end of guidance;

•	Permian oil volumes grew 10 percent from the third quarter. Total Permian production achieved a record, exceeding the previous high set two years ago; and

•	Reported $668 million in net cash from operating activities and adjusted EBITDAX of $1.1 billion.

Full-year 2017 highlights

•	Returned to profitability, both on a GAAP and adjusted earnings basis;

•	Generated $1.4 billion of proceeds and eliminated approximately $800 million in future asset retirement obligations through asset sales;

•	Returned $380 million, or 16 percent of net cash from operating activities, during the year to shareholders in the company’s 53rd consecutive year of dividend payments;

•	Retained $1.7 billion in cash on hand and reduced net debt to $6.8 billion from $7.2 billion the previous year; and

•	Initiated first sales at Alpine High and increased production to 25,000 BOE per day by year-end.

2018 outlook

•	Establishes a 2018 capital budget of $3 billion, including $500 million for Alpine High midstream;

•	Directs more than 70 percent of the capital program toward the Permian; and

•	Projects 7 percent to 13 percent adjusted production growth worldwide and 9 percent oil growth in the Permian.

Three-year outlook (2018 to 2020)

•	Planned aggregate upstream investment of approximately $7.5 billion;

•	Total Alpine High midstream investment of $1 billion;

•	Anticipates a compound annual growth rate of 11 to 13 percent worldwide, 19 to 22 percent in the United States, and 26 percent to 28 percent in the Permian Basin; and

•	Expects strong and growing Cash Returns on Capital Invested (CROIC) of 18, 20 and 22 percent, respectively, over the three-year period.

HOUSTON, Feb. 22, 2018 – Apache Corporation (NYSE: APA) (Nasdaq: APA) today announced its financial and operational results for fourth-quarter and full-year 2017.

Apache reported net income attributable to common stock of $456 million or $1.19 per diluted common share during the fourth quarter 2017. When adjusted for certain items that impact the

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2017

FINANCIAL AND OPERATIONAL RESULTS; PROVIDES 2018 TO 2020 OUTLOOK

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comparability of results including the impact of U.S. tax reform, Apache’s fourth-quarter income totaled $126 million, or $0.33 per share. Net cash provided by continuing operating activities in the fourth quarter was $668 million, and adjusted EBITDAX was $1.1 billion.

For the full year 2017, Apache reported income of $1.3 billion, or $3.41 per diluted common share. On an adjusted basis, Apache’s 2017 income totaled $92 million, or $0.24 per share. Net cash provided by continuing operating activities was $2.4 billion, and adjusted EBITDAX was $3.7 billion in 2017.

John J. Christmann IV, Apache’s chief executive officer and president, said, “2017 was a year of significant progress at Apache marked by several important milestones. In the Permian, we returned to a growth trajectory with notable oil growth in the Midland Basin and commencement of production from Alpine High. We made great technical progress in the Midland Basin increasing lateral lengths and utilizing technology to improve our recoveries and reduce our costs. We consolidated our land position, confirmed additional landing zones, and progressed numerous strategic tests. At Alpine High, we initiated first production ahead of schedule, substantially increased our inventory count, and began to realize operational efficiencies with pad drilling.

“Internationally, we signed our first concessions in Egypt in 10 years, and with the help of modern-vintage 3D seismic, we expect to unlock significant future drilling opportunities in the region. We also completed our exit from Canada, further streamlining our portfolio. It was a year of numerous accomplishments that has set us up for great success in 2018 and beyond.”

Capital budget and production outlook

In 2018, the company plans to invest $3 billion in oil and gas capital, with more than 70 percent allocated to the Permian. This amount includes approximately $500 million for Alpine High midstream. Internationally, Apache will continue to invest at a level to sustain long-term free cash flow in Egypt and the North Sea.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2017

FINANCIAL AND OPERATIONAL RESULTS; PROVIDES 2018 TO 2020 OUTLOOK

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From 2018 to 2020, Apache expects to invest approximately $7.5 billion in the upstream worldwide and $1 billion in midstream at Alpine High. Any monetization of the Alpine High midstream assets could eliminate some or all of this expected spend.

Apache anticipates its returns-focused investment approach will result in a compound annual production growth rate of 11 to 13 percent worldwide and generate Cash Returns on Capital Invested (CROIC) of 18, 20 and 22 percent, respectively, over the three-year period.

“Our three-year plan will generate strong returns and growth and will create significant long-term value for our shareholders. Over the last three years, Apache has returned over $1.1 billion to shareholders through the dividend. In the coming three years, we plan to return at least this amount and possibly more,” said Christmann.

Fourth-quarter operational highlights

During the fourth quarter, Apache operated an average of 36 rigs and drilled and completed 87 gross-operated wells worldwide. Highlights from Apache’s principal areas include:

•	North America – Apache operated an average of 21 rigs and drilled and completed 58 gross-operated wells in North America and reported production of 222,000 BOE per day.

In the Permian Basin, Apache operated an average of 16 rigs and drilled and completed 57 gross-operated wells. Production averaged 177,000 BOE per day.

•	In the Midland Basin, Apache placed three multiwell pads on production. Drilling, completion and equipment costs decreased 20 percent from the first quarter of 2017 on a treated-lateral-foot basis, while volumes improved by approximately 17 percent.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2017

FINANCIAL AND OPERATIONAL RESULTS; PROVIDES 2018 TO 2020 OUTLOOK

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•	In the Delaware Basin, Apache averaged nine rigs, with six at Alpine High. The company completed construction of its fifth central processing unit at Alpine High bringing processing capacity to 280 million cubic feet (MMcf) per day with an additional 50 MMcf per day commissioned in January 2018.

•	International – Apache operated an average of 15 rigs and drilled and completed 29 gross-operated wells internationally and reported production of 218,000 BOE per day.

•	Egypt – The company completed nine wells with 24-hour initial production rates exceeding 1,000 BOE per day. Following the award of additional Western Desert concessions, the company is progressing an 1,800 square-kilometer 3D seismic shoot.

•	North Sea – The company completed the sale of the SAGE gas pipeline and brought online a third development well at Callater. Quarterly production was impacted by an unplanned 17-day shutdown on the third-party operated Forties Pipeline System.

Financial position and liquidity

At year-end, the company had $1.7 billion cash on hand, up from $1.4 billion at year-end 2016. During the year, asset sales generated $1.4 billion of proceeds and eliminated approximately $800 million of future asset retirement obligations. The company’s net debt position at year-end was $6.8 billion, down from $7.2 billion at year-end 2016.

Year-end 2017 proved reserves

Worldwide estimated proved reserves totaled 1.2 billion BOE at year-end 2017, down from 1.3 billion BOE at year-end 2016, primarily as a result of the company’s sale of its Canadian assets during 2017. The company replaced 124 percent of 2017 production through extensions and discoveries net of engineering revisions. All sources finding and development costs were $11.89 per BOE. Proved undeveloped reserves represented 13 percent of total proved reserves at year-end.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2017

FINANCIAL AND OPERATIONAL RESULTS; PROVIDES 2018 TO 2020 OUTLOOK

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Changes in Apache’s reserves during the year consisted of the following: divestitures of 212 million barrels of oil equivalent (MMBOE) and production of 167 MMBOE; These decreases were offset by 230 MMBOE of proved reserves added through net extensions and discoveries, 2 MMBOE of proved reserves through purchases of minerals in-place, and revisions of previous estimates of 10 MMBOE.

Conference call

Apache will host a conference call to discuss its fourth-quarter and full-year 2017 results at 1 p.m. Central time, Thursday, Feb. 22. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. A replay of the conference call will be available for seven days following the call. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 5884904. Sign up for email alerts to be reminded of the webcast at investor.apachecorp.com/alerts.cfm.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google’s Play store.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2017

FINANCIAL AND OPERATIONAL RESULTS; PROVIDES 2018 TO 2020 OUTLOOK

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Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” “outlook,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances,

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2017

FINANCIAL AND OPERATIONAL RESULTS; PROVIDES 2018 TO 2020 OUTLOOK

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whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2016 Form 10-K filed, and 2017 Form 10-K when filed, with the Securities and Exchange Commission (“SEC”) for a discussion of risk factors that affect our business. Any forward-looking statement made by Apache in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Apache undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this earnings release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016 (and Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017, when filed) available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2017

FINANCIAL AND OPERATIONAL RESULTS; PROVIDES 2018 TO 2020 OUTLOOK

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Contacts

Investor: (281) 302-2286 Gary Clark

Media: (713) 296-7276 Castlen Kennedy

Website: www.apachecorp.com

APA-F

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
REVENUES AND OTHER:
Oil and gas production revenues
Oil revenues	$1,306	$1,115	$4,598	$4,172
Natural gas revenues	233	272	959	967
Natural gas liquids revenues	101	68	330	228

	1,640	1,455	5,887	5,367
Derivative instrument gains (losses), net	(66)	—	(135)	—
Gain on divestiture	11	—	627	21
Other	1	(4)	44	(34)

	1,586	1,451	6,423	5,354

OPERATING EXPENSES:
Lease operating expenses	334	375	1,400	1,494
Gathering and transportation	35	45	179	200
Taxes other than income	34	41	151	126
Exploration	118	126	549	473
General and administrative	88	112	395	410
Transaction, reorganization and separation	2	3	16	39
Depreciation, depletion and amortization:
Oil and gas property and equipment	538	585	2,136	2,460
Other assets	35	38	144	158
Asset retirement obligation accretion	27	40	130	156
Impairments	—	94	8	1,103
Financing costs, net	97	106	397	417

	1,308	1,565	5,505	7,036

NET INCOME (LOSS) BEFORE INCOME TAXES	278	(114)	918	(1,682)
Current income tax provision (benefit)	182	107	595	391
Deferred income tax provision (benefit)	(422)	(78)	(1,180)	(833)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	518	(143)	1,503	(1,240)
Income (Loss) from discontinued operations, net of tax	—	—	—	(33)

INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	518	(143)	1,503	(1,273)
Net income attributable to noncontrolling interest	62	39	199	132

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$456	$(182)	$1,304	$(1,405)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS
Net income (loss) from continuing operations attributable to common shareholders	$456	$(182)	$1,304	$(1,372)
Net income (loss) from discontinued operations	—	—	—	(33)

Net income (loss) attributable to common shareholders	$456	$(182)	$1,304	$(1,405)

BASIC NET INCOME (LOSS) PER COMMON SHARE:
Basic net income (loss) from continuing operations per share	$1.20	$(0.48)	$3.42	$(3.62)
Basic net income (loss) from discontinued operations per share	—	—	—	(0.09)

Basic net income (loss) per share	$1.20	$(0.48)	$3.42	$(3.71)

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Diluted net income (loss) from continuing operations per share	$1.19	$(0.48)	$3.41	$(3.62)
Diluted net income (loss) from discontinued operations per share	—	—	—	(0.09)

Diluted net income (loss) per share	$1.19	$(0.48)	$3.41	$(3.71)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	381	380	381	379
Diluted	383	380	383	379
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$1.00	$1.00

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	4Q17 to 3Q17	4Q17 to 4Q16	December 31, 2017	December 31, 2016
OIL VOLUME - Barrels per day
Permian	85,448	77,701	77,566	10%	10%	77,590	84,226
MidContinent/Gulf Coast Region	9,564	9,670	11,697	-1%	-18%	10,138	14,937
Gulf of Mexico	3,189	3,512	5,337	-9%	-40%	3,761	4,664
Canada	—	3,441	12,338	NM	NM	6,643	13,081

North America	98,201	94,324	106,938	4%	-8%	98,132	116,908

Egypt (1, 2)	96,633	93,749	99,557	3%	-3%	97,242	103,719
North Sea	47,746	49,945	53,316	-4%	-10%	48,889	54,630

International (1)	144,379	143,694	152,873	0%	-6%	146,131	158,349

Total (1)	242,580	238,018	259,811	2%	-7%	244,263	275,257

NATURAL GAS VOLUME - Mcf per day
Permian	319,967	278,308	225,676	15%	42%	266,133	236,590
MidContinent/Gulf Coast Region	110,443	115,982	132,141	-5%	-16%	116,079	144,265
Gulf of Mexico	10,664	10,196	14,415	5%	-26%	12,154	15,372
Canada	—	107,524	223,810	NM	NM	131,479	242,602

North America	441,074	512,010	596,042	-14%	-26%	525,845	638,829

Egypt (1, 2)	376,285	378,426	356,637	-1%	6%	386,194	391,968
North Sea	53,597	50,057	86,248	7%	-38%	45,521	71,751

International (1)	429,882	428,483	442,885	0%	-3%	431,715	463,719

Total (1)	870,956	940,493	1,038,927	-7%	-16%	957,560	1,102,548

NGL VOLUME - Barrels per day
Permian	38,193	36,737	34,123	4%	12%	35,858	37,562
MidContinent/Gulf Coast Region	11,973	12,137	14,373	-1%	-17%	12,478	16,154
Gulf of Mexico	320	275	509	16%	-37%	338	449
Canada	—	2,183	5,292	NM	NM	2,827	5,731

North America	50,486	51,332	54,297	-2%	-7%	51,501	59,896

Egypt (1, 2)	517	916	974	-44%	-47%	816	1,084
North Sea	1,459	1,219	2,139	20%	-32%	1,149	1,703

International (1)	1,976	2,135	3,113	-7%	-37%	1,965	2,787

Total	52,462	53,467	57,410	-2%	-9%	53,466	62,683

BOE per day
Permian	176,969	160,823	149,302	10%	19%	157,804	161,219
MidContinent/Gulf Coast Region	39,943	41,138	48,093	-3%	-17%	41,962	55,135
Gulf of Mexico	5,287	5,486	8,249	-4%	-36%	6,125	7,675
Canada	—	23,544	54,931	NM	NM	31,383	59,246

North America	222,199	230,991	260,575	-4%	-15%	237,274	283,275

Egypt (1, 2)	159,864	157,737	159,971	1%	0%	162,424	170,131
North Sea	58,138	59,507	69,830	-2%	-17%	57,624	68,292

International (1)	218,002	217,244	229,801	0%	-5%	220,048	238,423

Total (1)	440,201	448,235	490,376	-2%	-10%	457,322	521,698

Total excluding noncontrolling interests	387,184	395,578	436,857	-2%	-11%	403,130	464,998

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	32,131	31,275	33,238			32,461	34,530
Gas (Mcf/d)	124,285	126,459	119,734			128,756	130,856
NGL (b/d)	172	305	325			272	361
(2) Egypt Gross Production - BOE per day	333,911	339,069	344,540	-2%	-3%	333,934	349,387

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	4Q17 to 3Q17	4Q17 to 4Q16	December 31, 2017	December 31, 2016
OIL VOLUME - Barrels per day
Permian	85,448	77,701	77,018	10%	11%	77,481	83,626
MidContinent/Gulf Coast Region	9,564	9,670	11,697	-1%	-18%	10,138	14,937
Gulf of Mexico	3,189	3,512	5,337	-9%	-40%	3,761	4,664

North America	98,201	90,883	94,052	8%	4%	91,380	103,227

Egypt	48,484	49,992	53,799	-3%	-10%	50,466	57,273
North Sea	47,746	49,945	53,316	-4%	-10%	48,889	54,630

International	96,230	99,937	107,115	-4%	-10%	99,355	111,903

Total	194,431	190,820	201,167	2%	-3%	190,735	215,130

NATURAL GAS VOLUME - Mcf per day
Permian	319,967	278,308	221,604	15%	44%	265,642	233,230
MidContinent/Gulf Coast Region	110,443	115,982	132,141	-5%	-16%	116,079	144,265
Gulf of Mexico	10,664	10,196	14,415	5%	-26%	12,154	15,372

North America	441,074	404,486	368,160	9%	20%	393,875	392,867

Egypt	198,806	216,990	216,344	-8%	-8%	213,208	240,113
North Sea	53,597	50,057	86,248	7%	-38%	45,521	71,751

International	252,403	267,047	302,592	-5%	-17%	258,729	311,864

Total	693,477	671,533	670,752	3%	3%	652,604	704,731

NGL VOLUME - Barrels per day
Permian	38,193	36,737	33,088	4%	15%	35,781	36,787
MidContinent/Gulf Coast Region	11,973	12,137	14,373	-1%	-17%	12,478	16,154
Gulf of Mexico	320	275	509	16%	-37%	338	449

North America	50,486	49,149	47,970	3%	5%	48,597	53,390

Egypt	296	534	588	-45%	-50%	470	672
North Sea	1,459	1,219	2,139	20%	-32%	1,149	1,703

International	1,755	1,753	2,727	0%	-36%	1,619	2,375

Total	52,241	50,902	50,697	3%	3%	50,216	55,765

BOE per day
Permian	176,969	160,823	147,040	10%	20%	157,536	159,284
MidContinent/Gulf Coast Region	39,943	41,138	48,093	-3%	-17%	41,962	55,135
Gulf of Mexico	5,287	5,486	8,249	-4%	-36%	6,125	7,675

North America	222,199	207,447	203,382	7%	9%	205,623	222,094

Egypt	81,914	86,691	90,445	-6%	-9%	86,470	97,963
North Sea	58,138	59,507	69,830	-2%	-17%	57,624	68,292

International	140,052	146,198	160,275	-4%	-13%	144,094	166,255

Total	362,251	353,645	363,657	2%	0%	349,717	388,349

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
AVERAGE OIL PRICE PER BARREL
Permian	$53.22	$45.68	$45.80	$48.47	$39.52
MidContinent/Gulf Coast Region	54.35	45.99	46.36	48.91	38.81
Gulf of Mexico	56.26	46.50	46.29	49.17	40.21
Canada	—	42.23	42.70	45.25	37.62
North America	53.40	45.56	45.48	48.18	39.23
Egypt	61.91	51.23	48.96	53.57	43.66
North Sea	61.32	53.11	48.36	53.81	42.93
International	61.71	51.87	48.76	53.65	43.41
Total	58.36	49.34	47.39	51.46	41.63
AVERAGE NATURAL GAS PRICE PER MCF
Permian	$2.52	$2.56	$2.70	$2.53	$2.19
MidContinent/Gulf Coast Region	2.73	2.78	2.88	2.89	2.24
Gulf of Mexico	3.07	2.97	2.97	3.05	2.55
Canada	—	1.90	2.22	2.17	1.64
North America	2.50	2.47	2.52	2.46	1.97
Egypt	2.90	2.81	2.78	2.80	2.71
North Sea	6.18	5.27	5.42	5.54	4.51
International	3.31	3.10	3.29	3.09	2.99
Total	2.90	2.75	2.85	2.74	2.40
AVERAGE NGL PRICE PER BARREL
Permian	$21.02	$16.68	$12.33	$16.96	$9.82
MidContinent/Gulf Coast Region	16.89	12.92	9.14	13.68	8.00
Gulf of Mexico	24.27	19.64	15.51	19.85	10.49
Canada	—	15.80	13.24	16.39	8.15
North America	20.06	15.77	11.60	16.15	9.17
Egypt	41.06	36.47	32.61	36.79	28.68
North Sea	48.33	26.92	29.38	36.22	24.20
International	46.42	31.02	30.39	36.46	25.94
Total	21.06	16.38	12.62	16.90	9.92

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY OF DERIVATIVE INSTRUMENT GAINS (LOSSES), NET

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Derivative settlements - realized gain	$1	$—	$24	$—
Amortization of put premium - realized (loss)	(50)	—	(100)	—

Realized (loss)	(49)	—	(76)	—
Unrealized mark-to-market (loss)	(17)	—	(59)	—

	$(66)	$—	$(135)	$—

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Unproved leasehold impairments	$32	$50	$246	$272
Dry hole expense	47	43	183	81
Geological and geophysical expense	23	14	47	44
Exploration overhead and other	16	19	73	76

	$118	$126	$549	$473

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net cash provided by continuing operating activities	$668	$819	$2,428	$2,453
Net cash provided by (used in) discontinued operations	—	(23)	—	(23)

Net cash provided by operating activities	668	796	2,428	2,430

Net cash used in investing activities	(793)	(298)	(1,416)	(1,660)

Net cash used in financing activities	(149)	(351)	(721)	(860)

SUMMARY BALANCE SHEET INFORMATION

	December 31, 2017	December 31, 2016
Cash and cash equivalents	$1,668	$1,377
Other current assets	2,057	1,864
Property and equipment, net	17,759	18,867
Other assets	438	411

Total assets	$21,922	$22,519

Current Debt	$550	$—
Current liabilities	2,014	1,843
Long-term debt	7,934	8,544
Deferred credits and other noncurrent liabilities	2,633	4,453
Apache shareholders’ equity	7,416	6,238
Noncontrolling interest	1,375	1,441

Total Liabilities and shareholders’ equity	$21,922	$22,519

Common shares outstanding at end of period	381	379

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Net cash provided by operating activities	$668	$554	$819	$2,428	$2,453

Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	39	33	33	120	120
Current income tax provision	182	99	107	595	391
Other adjustments to reconcile net loss to net cash provided by operating activities	21	(87)	(38)	(146)	(164)
Changes in operating assets and liabilities	92	101	(152)	320	(153)
Financing costs, net	97	101	106	397	417
Transaction, reorganization & separation costs	2	20	3	16	39
Contract termination charges	—	—	—	—	10

Adjusted EBITDAX (Non-GAAP)	$1,101	$821	$878	$3,730	$3,113

Reconciliation of income (loss) attributable to common stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended December 31, 2017				For the Quarter Ended December 31, 2016
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income (loss) attributable to common stock (GAAP)	$216	$240	$456	$1.19	$(153)	$(29)	$(182)	$(0.48)

Adjustments: *
Valuation allowance and other tax adjustments	—	(354)	(354)	(0.92)	—	68	68	0.18
Gain on divestitures	(11)	2	(9)	(0.03)	—	—	—	—
Asset impairments	32	(11)	21	0.06	144	(54)	90	0.23
Unrealized derivative instrument loss	17	(6)	11	0.03	—	—	—	—
Transaction, reorganization & separation costs	2	(1)	1	—	3	(2)	1	0.01
Loss on extinguishment of debt	—	—	—	—	1	—	1	—

Adjusted earnings (Non-GAAP)	$256	$(130)	$126	$0.33	$(5)	$(17)	$(22)	$(0.06)

	For the Year Ended December 31, 2017				For the Year Ended December 31, 2016
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income (Loss) Attributable to Common Stock (GAAP)	$719	$585	$1,304	$3.41	$(1,847)	$442	$(1,405)	$(3.71)

Adjustments: *
Valuation allowance and other tax adjustments	—	(994)	(994)	(2.60)	—	40	40	0.11
Gain on divestitures	(627)	195	(432)	(1.13)	(21)	6	(15)	(0.04)
Asset impairments	254	(89)	165	0.43	1,375	(490)	885	2.34
Unrealized derivative instrument loss	59	(20)	39	0.10	—	—	—	—
Transaction, reorganization & separation costs	16	(7)	9	0.03	39	(14)	25	0.07
Loss on extinguishment of debt	1	—	1	—	1	—	1	—
Discontinued Operations	—	—	—	—	33	—	33	0.08
Contract termination charges	—	—	—	—	10	(4)	6	0.02

Adjusted Earnings (Non-GAAP)	$422	$(330)	$92	$0.24	$(410)	$(20)	$(430)	$(1.13)

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Debt to Net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Current debt	$550	$550	$150	$150	$—
Long-term debt	7,934	7,933	8,329	8,327	8,544

Total debt	8,484	8,483	8,479	8,477	8,544
Cash and cash equivalents	1,668	1,846	1,667	1,521	1,377

Net debt	$6,816	$6,637	$6,812	$6,956	$7,167

Reconciliation of Costs incurred and GTP capital investments to Oil and gas capital investment

Management believes the presentation of oil and gas capital investments is useful for investors to assess Apache’s expenditures related to our oil and gas capital activity. We define oil and gas capital investments as costs incurred for oil and gas activities and GTP activities, adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to oil and gas capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Costs incurred in oil and gas property:
Acquisitions
Proved	$4	$2	$7	$45
Unproved	32	10	181	170
Exploration and development	718	112	2,698	1,420

	754	124	2,886	1,635
GTP capital investments:
GTP facilities	155	125	552	156

Total Costs incurred and GTP capital investments	$909	$249	$3,438	$1,791

Reconciliation of Costs incurred and GTP to Oil and gas capital investment
Asset retirement obligations incurred and revisions	$32	$292	$(88)	192
Asset retirement obligations settled	13	22	45	57
Exploration expense other than dry hole expense and unproved leasehold impairments	(39)	(33)	(120)	(120)
Less noncontrolling interest	(53)	(26)	(186)	(159)

Total Oil and gas capital investment	$862	$504	$3,089	$1,761

Reconciliation of net cash provided by operating activities to cash flows from continuing operations before changes in operating assets and liabilities

Cash flows from continuing operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Net cash provided by operating activities (GAAP)	$668	$554	$796	$2,428	$2,430
Less: Discontinued operations	—	—	23	—	23

Net cash provided by operating activities	$668	$554	$819	$2,428	$2,453
Changes in operating assets and liabilities	92	101	(152)	320	(153)

Cash flows from operations before changes in operating assets and liabilities	$760	$655	$667	$2,748	$2,300

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2017

OIL (Mbbl)

	U.S.	Canada	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2016	321,988	59,414	158,958	101,922	642,282
Extensions and Discoveries	48,391	14,025	27,140	16,023	105,579
Purchases	46	375	—	—	421
Revisions	825	1,829	(9,839)	6,510	(675)
Production	(33,394)	(2,425)	(35,493)	(17,844)	(89,156)
Sales	(1,673)	(73,218)	—	—	(74,891)

Balance - Dec 31, 2017	336,183	—	140,766	106,611	583,560

NGL’s (Mbbl)

	U.S.	Canada	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2016	172,435	16,339	1,397	2,273	192,444
Extensions and Discoveries	33,806	1,794	50	845	36,495
Purchases	206	199	—	—	405
Revisions	12,982	(1,060)	(425)	(321)	11,176
Production	(17,766)	(1,032)	(298)	(419)	(19,515)
Sales	(1,099)	(16,240)	—	—	(17,339)

Balance - Dec 31, 2017	200,564	—	724	2,378	203,666

Oil & NGL’s

	U.S.	Canada	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2016	494,423	75,753	160,355	104,195	834,726
Extensions and Discoveries	82,197	15,819	27,190	16,868	142,074
Purchases	252	574	—	—	826
Revisions	13,807	769	(10,264)	6,189	10,501
Production	(51,160)	(3,457)	(35,791)	(18,263)	(108,671)
Sales	(2,772)	(89,458)	—	—	(92,230)

Balance - Dec 31, 2017	536,747	—	141,490	108,989	787,226

GAS (MMcf)

	U.S.	Canada	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2016	1,431,683	599,036	717,668	110,761	2,859,148
Extensions and Discoveries	378,747	49,780	81,245	17,646	527,418
Purchases	4,434	4,319	—	—	8,753
Revisions	(5,431)	92,207	(70,030)	(17,387)	(641)
Production	(143,943)	(47,990)	(140,961)	(16,615)	(349,509)
Sales	(21,255)	(697,352)	—	—	(718,607)

Balance - Dec 31, 2017	1,644,235	—	587,922	94,405	2,326,562

TOTAL BOE (Mboe)

	U.S.	Canada	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2016	733,037	175,593	279,966	122,655	1,311,251
Extensions and Discoveries	145,322	24,115	40,731	19,809	229,977
Purchases	991	1,294	—	—	2,285
Revisions	12,903	16,136	(21,936)	3,291	10,394
Production	(75,151)	(11,455)	(59,285)	(21,032)	(166,923)
Sales	(6,315)	(205,683)	—	—	(211,998)

Balance - Dec 31, 2017	810,787	—	239,476	124,723	1,174,986

Proved developed reserves:
Oil + NGL’s (Mbbls)	475,284	—	125,253	94,623	695,160
Gas (Mboe)	224,502	—	90,111	13,890	328,503

Balance - Dec 31, 2017 (Mboe)	699,786	—	215,364	108,513	1,023,663

(1)	Includes reserves attributable to noncontrolling interest in Egypt.